Exhibit 10.14.2
FIRST AMENDMENT TO THE
RAYMOND JAMES FINANCIAL, INC.
SENIOR MANAGEMENT INCENTIVE PLAN

The Raymond James Financial, Inc. Senior Management Incentive Plan (the “Plan”) is hereby amended effective as of the date set forth below, as follows:

1.	Section 4.6 of the Plan is hereby amended in its entirety to read as follows:

“4.6           Bonus awards that exceed the amounts set forth below shall be paid, in part, in the form of shares of restricted stock, restricted stock unit awards, or other equity awards (in each case, that cover shares of the Company's common stock, $.01 par value), as follows:

Portion of Bonus Award	Percentage that portion to be Paid in Stock or Other Equity Awards
$250,000.00 - $500,000.00	10% of the amount in excess of $250,000, if bonus award is at least $275,000.
$500,000.01 - $1,000,000.00	15% of the amount in excess of $500,000.00.
$1,000,000.01 - $2,000,000.00	20% of the amount in excess of $1,000,000.00.
$2,000,000.01 - $3,000,000.00	25% of the amount in excess of $2,000,000.00.
$3,000,000.01 or more	50% of the amount in excess of $3,000,000.00

The Committee may from time to time increase or decrease the percentage of the awards to be paid in shares of restricted stock, restricted stock unit awards, or other equity awards.

Shares of restricted stock, restricted stock unit awards, or other equity awards issued as part of awards pursuant to this Plan shall be issued pursuant to (including any applicable discount), and shall be subject to the restrictions set forth in, the 2007 Raymond James Stock Bonus Plan as it may be amended from time to time.”

2.	Except as hereby amended, the Plan shall remain in full force and effect.

RAYMOND JAMES FINANCIAL, INC.

/s/ J.P. Julien
Signature

Jeffrey P. Julien
Print Name

Executive Vice President & CFO
Title

November 26, 2010
Date

sd-537948